Exhibit 99.1

THERMON ACQUIRES VAPOR POWER

•	Vapor Power is a leading provider of industrial process heating solutions, including electric, electrode and gas fired boiler technology

•	Leverages Thermon’s leading global expertise in thermal management technology across a wide array of diverse markets

•	Accelerates strategy to capture share in rapidly growing, diversified end-markets driven by decarbonization and electrification trends

AUSTIN, Texas, January 2, 2024 -- Thermon Group Holdings, Inc. (NYSE:THR) ("Thermon"), a global leader in industrial process heating solutions, today announced it acquired Vapor Power International and its affiliates, (“Vapor Power”), a leading provider of high-quality industrial process heating solutions.

Thermon’s CEO and President Bruce Thames said, “I am pleased to announce our recent acquisition of Vapor Power, an innovative, growing company specializing in electric and gas fired boilers. Our investment marks another important step forward in executing our strategy to profitably grow through decarbonization, diversification and digitization initiatives. This acquisition expands the portfolio to include electric resistance, electrode and super critical coil tube boilers and steam generators. By adding these products to our portfolio, we are accelerating our diversification into attractive end markets while increasing our exposure to the large and growing electrification and decarbonization opportunities. The addition provides an expanded range of sustainability solutions we can now offer our large installed base of global customers. Together with the talented team from Vapor Power, we will play a pivotal role in accelerating the transition to cleaner energy sources across a diverse range of global end markets.”

Vapor Power realized revenue of over $50 million in the calendar year ended December 31, 2023. Thermon expects the transaction to be accretive to GAAP earnings per share in the first twelve months. The acquisition was funded with cash on hand and an expanded term loan under Thermon’s existing credit agreement.

Thermon acquired Vapor Power from an investment group led by Stone Pointe, LLC and members of Vapor Power’s management team. Thermon was represented by Fifth Third Securities, Inc. as financial adviser and Shook, Hardy & Bacon LLP as legal counsel. Vapor Power was advised on the transaction by CIBC US Middle Market Investment Banking and Locke Lord LLP.

ABOUT VAPOR POWER

Vapor Power specializes in a combination of leading electric, electrode and low emissions technology rated for a broad range of operating pressures that allows customers to meet decarbonization goals. Vapor Power and its affiliates operate from facilities in Illinois and Tennessee, and serves customers across a diverse array of end markets, including commercial, food & beverage and general industrial. For more information, please visit www.vaporpower.com/

ABOUT THERMON

Through its global network, Thermon provides safe, reliable and mission critical industrial process heating solutions. Thermon specializes in providing complete flow assurance, process heating, temperature maintenance, freeze protection and environmental monitoring solutions. Thermon is headquartered in Austin, Texas. For more information, please visit www.thermon.com.

FORWARD LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, the impact of the Vapor Power acquisition on the Company’s strategic plans, and the financial performance of the Vapor Power acquisition. When used herein, the words "anticipate," "assume," "believe," "budget," "continue," "contemplate," "could," "should" "estimate," "expect," "intend," "may," "plan," "possible," "potential," "predict," "project," "will," "would," "future," and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) the outbreak of a global pandemic, including the current pandemic (COVID-19 and its variants); (ii) general economic conditions and cyclicality in the markets we serve; (iii) future growth of energy, chemical processing and power generation capital investments; (iv) our ability to operate successfully in foreign countries; (v) our ability to successfully develop and improve our products and successfully implement new technologies; (vi) competition from various other sources providing similar heat tracing and process heating products and services, or alternative technologies, to customers; (vii) our ability to deliver existing orders within our backlog; (viii) our ability to bid and win new contracts; (ix) the imposition of certain operating and financial restrictions contained in our debt agreements; (x) our revenue mix; (xi) our ability to grow through strategic acquisitions; (xii) our ability to manage risk through insurance against potential liabilities (xiii) changes in relevant currency exchange rates; (xiv) tax liabilities and changes to tax policy; (xv) impairment of goodwill and other intangible assets; (xvi) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xvii) our ability to protect our trade secrets; (xviii) our ability to protect our intellectual property; (xix) our ability to protect data and thwart potential cyber-attacks; (xx) a material disruption at any of our manufacturing facilities; (xxi) our dependence on subcontractors and third-party suppliers; (xxii) our ability to profit on fixed-price contracts; (xxiii) the credit risk associated to our extension of credit to customers; (xxiv) our ability to achieve our operational initiatives; (xxv) unforeseen difficulties with expansions, relocations, or consolidations of existing facilities; (xxvi) potential liability related to our products as well as the delivery of products and services; (xxvii) our ability to comply with foreign anti-corruption laws; (xxviii) export control regulations or sanctions; (xxix) changes in government administrative policy; (xxx) the current geopolitical instability in Russia and Ukraine and related sanctions by the U.S. and Canadian governments and European Union; (xxxi) environmental and health and safety laws and regulations as well as environmental liabilities; and (xxxii) climate change and related regulation of greenhouse gases, and (xxxiii) those factors listed under Item 1A “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2023 and in any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have filed or may file with the SEC. Any one of these factors or a combination of these factors could materially affect our future results of operations and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

CONTACT:

Kevin Fox, Chief Financial Officer

Ivonne Salem, Vice President, FP&A and Investor Relations
(512) 690-0600

Investor.Relations@thermon.com